Exhibit 99.A

News

For Immediate Release

Southern Natural Gas Company Announces Cash Tender Offer for Up to $189 Million Aggregate Principal Amount of Certain of its Outstanding Notes

HOUSTON, TEXAS, May 23, 2008—Southern Natural Gas Company, a majority owned subsidiary of El Paso Corporation (NYSE: EP) (SNG), announced today it has commenced a cash tender offer to purchase up to $189 million aggregate principal amount of its outstanding notes of the series specified in the table below.  The principal amount of a particular series of notes that is purchased in the tender offer will be based on the "Acceptance Priority Levels" listed in the table below.  In no event will SNG be obligated to accept for purchase or pay for notes tendered pursuant to the tender offer in an aggregate principal amount in excess of $189 million (the Tender Cap).  The tender offer is made pursuant to an Offer to Purchase dated today (the Offer to Purchase), which sets forth a more comprehensive description of the terms of the tender offer.  The tender offer is part of SNG’s previously announced plan to reduce the aggregate amount of its outstanding indebtedness by approximately $289 million.

The table below indicates each series of notes included in the tender offer.

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)[1]
7.35% Notes due February 15, 2031 (CUSIP No. 843452AY9)	$300,000,000	1	4.75% U.S. Treasury Notes due 2/15/2037	PX1	+225 bps
8.0% Notes due March 1, 2032 (CUSIP No. 843452AZ6)	$300,000,000	2	4.75% U.S. Treasury Notes due 2/15/2037	PX1	+225 bps

[1]Represents full tender offer consideration. Holders who tender notes after the Early Tender Date will receive the full tender offer consideration minus the early tender premium of $30.00 per $1,000 principal amount of notes.

As set forth in the Offer to Purchase, the amount of a series of notes that is purchased in the tender offer will be based on the acceptance priority level for such series, as set forth in the table above, and may be prorated.  Notes with the first acceptance priority level will be purchased before those with the second acceptance priority level, and if the aggregate principal amount of Notes tendered within the first acceptance priority level exceeds the Tender Cap, no notes within the second acceptance priority level will be accepted for purchase.  SNG may increase the Tender Cap, subject to and in accordance with applicable law, without extending withdrawal rights.  If the aggregate principal amount of notes of any series tendered exceeds the amount of the Tender Cap remaining available for application to the acceptance priority level for such series, then, if SNG accepts notes of such series for purchase, SNG will accept such notes on a pro rata basis.

The full tender offer consideration for each $1,000 principal amount of notes tendered and accepted for payment will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in the table above over the yield based on the bid side price of the applicable reference treasury security specified in the table above, as calculated by Merrill Lynch & Co. and JPMorgan, the dealer managers for the tender offer, at 2 p.m., New York City time, on June 6, 2008.

The tender offer is scheduled to expire at 12 midnight, New York City time, on June 20, 2008, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes on or before the early tender date, which is 5 p.m., New York City time, on June 6, 2008, unless extended, to receive the full tender offer consideration. Holders of notes who tender their notes after the early tender date and whose notes are accepted for purchase will receive the late tender offer consideration, which is the full tender offer consideration minus an early tender premium of $30.00 per $1,000 principal amount of notes.

In addition to the full tender offer consideration or late tender offer consideration, as applicable, holders of notes tendered and accepted for payment will receive accrued and unpaid interest on the notes from the last interest payment date for the notes to, but not including, the settlement date, which SNG expects to occur promptly after the expiration date.

Except as set forth in the Offer to Purchase or as required by applicable law, notes tendered may be withdrawn only on or before the withdrawal date, which is 5 p.m., New York City time, on June 6, 2008, and notes tendered after the withdrawal date and before the expiration of the tender offer may not be withdrawn.

The tender offer is conditioned on the satisfaction of certain conditions.  If any condition is not satisfied, SNG is not obligated to accept for purchase, or to pay for, notes tendered and may delay the acceptance for payment of, any tendered notes, in each event, subject to applicable laws, and may terminate, extend or amend the tender offer and may postpone the acceptance for purchase of, and payment for, notes so tendered.  The tender offer is not conditioned on the tender of a minimum principal amount of the notes. SNG is not soliciting consents from holders of notes in connection with the tender offer.

SNG has retained Merrill Lynch & Co. and JPMorgan to serve as the dealer managers for the tender offer and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offer.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 952-2200 or (212) 430-3774 or in writing at 65 Broadway—Suite 723, New York, NY, 10006.  Questions regarding the tender offer may be directed to Merrill Lynch & Co. at (888) 654-8637 or (212) 449-4914, or JPMorgan at (866) 834-4666 or (212) 834-4802.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities.  The tender offer is made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.  None of SNG, the dealer managers or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer.  Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

SNG is a Delaware general partnership, originally formed as a corporation in 1935.  SNG is owned 90 percent by a wholly owned subsidiary of El Paso Corporation (El Paso) and 10 percent by a wholly owned subsidiary of El Paso Pipeline Partners, L.P. (NYSE: EPB).  SNG's primary business consists of the interstate transportation and storage of natural gas.  SNG conducts its business activities through its Southern Natural Gas pipeline system and related storage facilities.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner.  El Paso Corporation owns North America's largest interstate natural gas pipeline system and one of North America's largest independent natural gas producers.  For more information, visit http://www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements are based on assumptions that SNG believes to be reasonable. However, actual results almost always vary from assumed facts and the differences can be material, depending upon the circumstances.  As a result, you should not place undue reliance on such forward-looking statements.  The words "believe," "expect," "estimate," "anticipate" and similar expressions will generally identify forward-looking statements.  All of SNG 's forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  In addition, SNG disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

With this in mind, you should consider the risks discussed in the Offer to Purchase, under the caption "Risk Factors" in SNG's Annual and Quarterly Reports on Forms 10-K and 10-Q and in the other documents SNG files with the SEC from time to time, which could cause actual results to differ materially from those expressed in any forward-looking statement made by SNG or on SNG's behalf.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855

Media Relations
Bill Baerg, Manager
Office:  (713) 420-2906